                                                                      EXHIBIT 12

                 PERFORMANCE FOOD GROUP COMPANY AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

                                                                           FISCAL YEAR ENDED

                                                   December 29,   December 30,     January 1,     January 2,    December 27,
                                                       2001           2000            2000           1999           1997
   -------------------------------------------------------------------------------------------------------------------------
   EARNINGS:
   Earnings before income taxes                       65,295         42,239         31,251          27,375         22,198
   Fixed charges, exclusive of capitalized
   interest                                           11,493          8,913          6,481           4,411          2,978
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                                                      76,788         51,152         37,732          31,786         25,176
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   FIXED CHARGES:
   Interest charged to expense                         8,807          6,593          5,388           4,411          2,978
   Interest portion of rental expense                  2,686          2,320          1,093              --             --
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   Fixed charges, exclusive of capitalized
   interest                                           11,493          8,913          6,481           4,411          2,978
   Capitalized interest                                  483            782            322           1,044             -
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                                                      11,976          9,695          6,803           5,455          2,978
   -------------------------------------------------------------------------------------------------------------------------

   Ratio of earnings to fixed charges                    6.4            5.3            5.5             5.8            8.5
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